CWABS, INC.,

                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.,

                                     Seller

                      COUNTRYWIDE HOME LOANS SERVICING LP,

                                 Master Servicer

                                       and

                              THE BANK OF NEW YORK,

                                     Trustee


                     ______________________________________

                 AMENDMENT NO. 1 dated as of August 18, 2004 to

                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 1, 2003
                     ______________________________________


                   ASSET-BACKED CERTIFICATES, SERIES 2003-SC1

         AMENDMENT NO. 1 made as of this 18th day of August 2004, by and among CWABS, INC., a Delaware corporation, as depositor (the "Depositor"), COUNTRYWIDE HOME LOANS, INC., a New York corporation, as seller (the "Seller"), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership, as master servicer (the "Master Servicer") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Depositor, the Seller, the Master Servicer and the Trustee entered into a POOLING AND SERVICING AGREEMENT, dated as of November 1, 2003 (the "Agreement"); and

         WHEREAS, the Depositor, the Seller, the Master Servicer and the Trustee desire to amend the terms of the Agreement pursuant to and in accordance with
Section 10.01 of the Agreement.

         NOW, THEREFORE, in consideration of the mutual premises and agreements herein, the Depositor, the Seller, the Master Servicer and the Trustee agree as follows:

         1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

         2. Section 1.01 of the Agreement is hereby amended by adding the following definitions:

         CALENDAR QUARTER: For any calendar year, January 1 to March 31, April 1 to June 30, July 1 to September 30, or October 1 to December 31.

         FAIR MARKET VALUE: With respect to any Mortgage Loan purchased by the Master Servicer pursuant to Section 3.12(d), the fair market value thereof as determined by obtaining two or more bids for that Mortgage Loan in the secondary market from entities unaffiliated with the Master Servicer, and using the highest of such bids for purposes of this determination of fair market value.

          3. Section 3.12 of the Agreement is hereby amended by adding the following paragraph (d) to the end of such Section:

         (d) The Master Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee) to purchase for its own account from the Trust Fund any Mortgage Loan that is 180 days or more delinquent at a price equal to the Fair Market Value thereof; provided, however, that the Master Servicer may only exercise this right on or before the last day of the Calendar Quarter in which such Mortgage Loan became 180 days delinquent. The purchase price for any Mortgage Loan purchased hereunder shall be delivered to the Trustee for deposit in the Certificate Account and the Trustee, upon receipt of such deposit and a Request for Release from the Master Servicer in the form of Exhibit N hereto, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer and the Trustee have caused their duly authorized representatives to execute and deliver this instrument as of the date first above written.

                                     CWABS, INC.,
                                       as Depositor


                                     By: /s/ Michael Schloessmann
                                        ---------------------------------------
                                            Name:  Michael Schloessmann
                                            Title: Vice President


                                     COUNTRYWIDE HOME LOANS, INC.,
                                       as Seller


                                     By: /s/ Michael Schloessmann
                                        ---------------------------------------
                                            Name:  Michael Schloessmann
                                            Title: Vice President


                                     COUNTRYWIDE HOME LOANS
                                       SERVICING LP,
                                       as Master Servicer

                                     By:  COUNTRYWIDE GP, INC.


                                     By: /s/ Michael Schloessmann
                                        ---------------------------------------
                                            Name:  Michael Schloessmann
                                            Title: Vice President

                                     THE BANK OF NEW YORK,
                                       not in its individual capacity,
                                       but solely as Trustee

                                     By: /s/
                                        ---------------------------------------
                                            Name:
                                            Title: